UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 14, 2023

374WATER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27866	88-0271109
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

701 W Main Street, Suite 410

Durham, NC 27701

(Address of Principal Executive

Offices)(Zip Code)

(919) 888-8194

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SCWO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 14, 2023, 374Water Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, there were 85,102,089 shares of common stock represented in person or by proxy of the 128,998,876 shares of common stock entitled to be cast, constituting a quorum. The Company's stockholders approved the four proposals listed below, which proposals are described in detail in the Company's definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on May 1, 2023. The final votes on the proposals presented at the Annual Meeting are as follows:

PROPOSAL 1: TO ELECT SEVEN (7) DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

	Votes For	Votes Against	Broker Non-Votes

Richard H. Davis	77,115,377	7,967,533	19,179
Deanna Rene Estes	76,690,387	8,392,523	19,179
Terry Merrell	77,093,400	7,989,510	19,179
Yaacov (Kobe) Nagar	84,793,034	289,876	19,179
Buddie Joe (BJ) Penn	84,681,803	401,107	19,179
Yizhaq (Itzik) Polad	84,384,302	698,608	19,179
James M. Vanderhider	84,718,173	364,737	19,179

PROPOSAL 2: AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THE PROSY STATEMENT

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

84,608,922	421,348	52,640	19,179

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PROPOSAL 3: AN ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

One Year	Two Years	Three Years	Votes Abstaining

80,312,573	8,857	4,717,950	7,530

PROPOSAL 4: TO RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF CHERRY BEKAERT LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

Votes For	Votes Against	Votes Abstaining

85,099,624	1,175	1,290

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2023	374WATER INC.

	By:	/s/ Yaacov Nagar
	Name:	Yaacov Nagar
	Title:	Chief Executive Officer

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